Exhibit 10.2
                            NEW FRONTIER ENERGY, INC.

                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (the "Termination Agreement") is made effective as of the 12th day of December 2008, by and among New Frontier Energy, Inc., a Colorado corporation (the "Company"), and Iris Energy Holdings Limited, a Samoa company (the "Investor").

     A. The Company and Investor are parties to an Agreement to Appoint Directors effective December 1, 2006 (the "Agreement to Appoint Directors").

     B. Effective October 10, 2008, Investor appointed Mukund Krishnaswami, David P. Kelly II and Michel Escher to the Board of Directors of the Company pursuant to the Agreement to Appoint Directors.

     C. Pursuant to the Agreement to Appoint Directors, under certain circumstances, Investor would be entitled to appoint additional members to the Board of Directors of the Company.

     D. The Company and Investor have agreed, subject to the terms and conditions set forth herein, to terminate the Agreement to Appoint Directors.

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. Acceptance of Resignations and Appointment of New Members to the Board of Directors. The Company hereby agrees to accept the resignations of Grant Gaeth and Michel Escher (collectively the "Resigning Members") as members of the Board of Directors of the Company and to appoint Avi Faliks and Lazar G. Schafran (collectively the "New Members") as members of the Board of Directors of the Company.

     2. Termination of Agreement to Appoint Directors. Upon the resignation by the Resigning Members, the acceptance of such resignations by the Company and the appointment of the New Members to the Board of Directors of the Company, the Agreement to Appoint Directors shall hereby be terminated and Investor has no further right to appoint any members to the Board of Directors.

     3. Miscellaneous.

          (a) Entire Agreement. This Termination Agreement among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

          (b) Headings. The subject headings of the sections contained in this Termination Agreement are included for convenience purposes only and shall not control or affect the meaning, construction or interpretation of any provision hereof.

          (c) Binding Effect. This Termination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

          (d) Notices. Any notice or other communication under this Termination Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):



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               If to the Company:

               New Frontier Energy, Inc.
               1789 W. Littleton Blvd.
               Littleton, CO 80120

               With a copy to:

               Schlueter & Associates, P.C.
               1050 17th Street, Suite 1750
               Denver, Colorado 80265

               If to the Investor:

               Iris Energy Holdings Limited
               L/2 Maxkar Bldg. PO Box 1225
               Apia, Samoa

          (e) Severability. Should any provision of this Termination Agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

          (f) Counterparts. This Termination Agreement may be executed in several counterparts and shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatory as to other original or the same counterpart. Facsimile signatures are acceptable.

          (g) Governing Law. This Termination Agreement shall be construed under the laws of the State of Colorado.

          (h) Jurisdiction and Venue. This Termination Agreement shall be subject to the exclusive jurisdiction of the courts in Arapahoe County, the State of Colorado or in the Federal District, the District of Colorado. The parties to this Termination Agreement agree that any breach of any term or condition of this Termination Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the jurisdiction of the courts in Arapahoe County, the state of Colorado or in the Federal District, the District of Colorado for the purpose of resolving any disputes among the parties relating to this Termination Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Termination Agreement, or any judgment entered by any court in Arapahoe County, the state of Colorado or in the Federal District, the District of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in Arapahoe County, the state of Colorado or in the Federal District, the District of Colorado has been brought in an inconvenient forum.


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          (i)  No Third Party Beneficiary. Nothing expressed or implied in this
               Termination Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Termination Agreement, except as otherwise provided herein.



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     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Termination Agreement as of the day and year first above written.


                                      NEW FRONTIER ENERTY, INC.


                                      /s/  Paul G. Laird
                                      ------------------
                                      By:  Paul G. Laird, President


                                      IRIS ENERGY HOLDINGS LIMITED


                                      /s/ Michael B. Escher
                                      ---------------------
                                      By: Michael B Escher, for and in behalf of
                                      Private Structured Investment Company Ltd.
                                      as Company Director


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